Exhibit 99.1

Evofem Biosciences Strengthens Board of Directors
San Diego, CA, August 3, 2022 — Evofem Biosciences, Inc., (Nasdaq: EVFM) today announced the appointment of Jenny Yip, a Managing Partner at life sciences investment fund Adjuvant Capital, to its Board of Directors. The appointment of Ms. Yip as a director expands the Board from five to six independent directors.

"Now more than ever, this is the time to align and support organizations like Evofem with a sustainable future, which are dedicated to improving the lives of women. Evofem invested in a large, undervalued market opportunity with the first innovation in contraception in decades,” said Jenny Yip. “I look forward to working with Evofem’s Board and leadership team to deliver on the vast potential of Phexxi’s current and potential new indications, with a focus on increasing access for all women worldwide and protecting and building shareholder value."

In October 2020, Adjuvant Capital made a $25 million strategic investment to fund Evofem’s registrational Phase 3 clinical trial EVOGUARD evaluating Phexxi® (lactic acid, citric acid and potassium bitartrate) for two potential new indications - the prevention of chlamydia and gonorrhea in women. Top-line study results are expected this fall. The Adjuvant investment also provided funding to expand global market access for Phexxi and thus far, regulatory dossiers have been submitted in Ghana, Ethiopia, Mexico and Nigeria. This marks the largest single investment Adjuvant has made to date and cornerstones their investment in women’s health.

“Jenny Yip is a savvy investor and an advocate for women’s health across the world’s socio-economic spectrum. She understands the extraordinary untapped potential that exists for a hormone free birth control option, especially as many women begin to have their choices stripped from them,” said Saundra Pelletier, Chief Executive Officer of Evofem Biosciences. “Women WILL do whatever it takes to protect themselves and, in times of crisis, we gravitate towards safe, effective options, like Phexxi. Even the naysayers cannot deny the safety profile of a product that has no systemic activity in the body and does not alter the natural function of the ovaries.“

Ms. Yip has twenty years’ experience in venture capital and finance. In her role at Adjuvant Capital, she oversees several of the firm’s investments with a significant focus on women’s health. Previously, Ms. Yip was a Partner at the Bill and Melinda Gates Foundation Strategic Investment Fund. At the Gates Foundation, Ms. Yip led a number of investments and worked with a wide range of stakeholders across health and education to forward the Gates Foundation’s strategic priorities. Ms. Yip graduated magna cum laude from Harvard University with an AB in History of Science and resides in San Francisco, California with her husband and two young children.

About Evofem Biosciences
Evofem Biosciences, Inc., (Nasdaq: EVFM) is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from chlamydia and gonorrhea. The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, evaluations and judgments regarding Evofem, its products, its product candidates and their development, its management teams, and potential shareholder value. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward- looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022 and its Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Relations Contact
Amy Raskopf
araskopf@evofem.com
Mobile: (917) 673-5775

Media Contact
media@evofem.com

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